Exhibit 99.E
NOTE:

    This Debt Maturity Schedule Through 2007 details the interest rates, maturity dates and principal amounts outstanding under our and our subsidiaries’ outstanding debt obligations. This Schedule does not contain all the information about our outstanding debt that may be important to you. Additional information about our outstanding debt obligations is contained in, and this Schedule is subject to, the disclosures in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8‑K, each as amended, as filed with the Securities and Exchange Commission.
    The information in this Debt Maturity Schedule is accurate as of September 30, 2005 when posted on our website. Although we may periodically update the information posted to our website, we undertake no obligation to do so.

El Paso Corporation
Debt Maturity Schedule Through 2007
As of September 30, 2005
$ in Thousands

	Interest		Principal
Description	Rate	Maturity Date	9/30/2005

2005

4Q05
El Paso Corporation — EPGT	7.900%	10/17/2005	2,000
El Paso Tennessee Pipeline Company	6.500%	12/15/2005	310
Other Financing — Amortizing Debt *	Various		28,830

			31,140

Total 2005			31,140

2006

1Q06
El Paso Corporation — 550 MM Euro	5.750%	3/14/2006	26,606
Other Financing — Amortizing Debt *	Various		63,202

			89,808
2Q06
El Paso CGP Company	6.500%	5/15/2006	109,500
Other Financing — Amortizing Debt *	Various		21,225

			130,725
3Q06
El Paso CGP Company	7.500%	8/15/2006	204,908
Other Financing — Amortizing Debt *	Various		62,141

			267,049
4Q06
Other Financing — Amortizing Debt *	Various		20,852

			20,852

Total 2006			508,434	(1)

2007

1Q07
Other Financing — Amortizing Debt *	Various		62,592

			62,592
2Q07
Other Financing — Amortizing Debt *	Various		22,326

			22,326
3Q07
El Paso Corporation	7.625%	8/16/2007	272,102
Other Financing — Amortizing Debt *	Various		60,212

			332,314
4Q07
El Paso Corporation — Sonat	6.750%	10/1/2007	75,172
Southern Natural Gas Company	6.700%	10/1/2007	100,000
El Paso Corporation	6.950%	12/15/2007	300,000
Other Financing — Amortizing Debt *	Various		18,460

			493,632

Total 2007			910,864	(2)

Notes:

* This represents total of amortizing debt obligations for the quarter. On the September 30, 2005 balance sheet, the full balance of the Macae and Mohawk River Funding II debt obligations are classified as current. This debt maturity schedule assumes the amortizing principal payments are paid according to their scheduled maturities. It does not include the impact from the prepayment of the Wyoming Interstate Company, Ltd. debt of $21.2 million or the reduction of $31.4 million of debt related to the sale of Mohawk River Funding II in October 2005.

(1)	Excludes Zero Coupon convertible debenture of $615,197 that is puttable February 2006.

(2)	Excludes puttable debt of $600,000

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